Exhibit 10(f)22

                        SECOND AMENDMENT TO THE DEFERRED
                     COMPENSATION PLAN FOR KEY EMPLOYEES OF
                       SAVANNAH ELECTRIC AND POWER COMPANY


         WHEREAS, the Board of Directors of Savannah Electric and Power Company (the "Company") heretofore adopted the Deferred Compensation Plan for Key Employees of Savannah Electric and Power Company (the "Plan"), in order to provide key management employees of the Company with long-term compensation incentives; and

         WHEREAS, the Plan has been amended from time to time to change the terms of these long-term compensation incentives; and

         WHEREAS, the Company desires to amend the Plan at this time to gradually freeze future deferral opportunities such that all additional deferrals will cease after 1999; and

         WHEREAS, the Company has reserved the right to amend the Plan at any time pursuant to Article XI of the Plan.

         NOW THEREFORE, effective January 1, 1997, the Company hereby amends the Plan as follows:

                                       1.

         Section 2(a) of Article III of the Plan shall be amended by deleting said Section in its entirety and substituting therefor the following new language:

         (a) An eligible Employee may participate in the Plan by irrevocably electing, in the manner specified herein, to defer future Salary for a one (1) or three (3) year deferral opportunity in 1997, a one (1) or two (2) year deferral opportunity in 1998 and a final one (1) year deferral opportunity in 1999 (or such fewer years remaining until the Employee's Normal Retirement
Date). An eligible Employee may defer a minimum of $1,000 per year under the three (3) or two (2) year election and $2,500 per year under the one (1) year election. The maximum annual amount of Salary which may be deferred shall be equal to fifty percent (50%) of such Employee's Salary (as defined in Article
II) for the calendar year in which such election is made;

                                       2.

         All parts of the Plan not inconsistent herewith are hereby ratified and affirmed.


         IN WITNESS WHEREOF, the Board of Directors of Savannah Electric and Power Company hereby approves this Second Amendment to the Deferred Compensation Plan for Key Employees of Savannah Electric and Power Company, as executed by the undersigned authorized officer, and further authorizes such other actions necessary to implement this Second Amendment this day of , 1996, to be effective as provided herein.


                                    SAVANNAH ELECTRIC AND POWER COMPANY


                                    By:
                                         Arthur M. Gignilliat, Jr.
                                         President and Chief Executive Officer



ATTEST:



Lavonne K. Calandra
Corporate Secretary

(CORPORATE SEAL)